EXHIBIT 5.1


                   Law Offices                                Baltimore, MD
     Ballard Spahr Andrews & Ingersoll, LLP                     Camden, NJ
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           Denver, Colorado 80202-5596                      Salt Lake City, UT
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                Fax: 303-296-3956                             Washington, DC
            Lawyers@ballardspahr.com


                                  July 3, 2002

Vista Exploration Corporation
11952 Farley
Shawnee Mission, Kansas 66213

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Vista Exploration Corporation, a Colorado corporation ("Vista"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 500,000 shares of Vista common stock (the "Ross Shares") issuable from time to time upon the exercise of options ("Options") granted pursuant to the Employment Agreement between Vista and Charles A. Ross, as amended (the "Agreement").

     In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and such other documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, we are of the opinion that the Ross Shares, when issued upon exercise of the Options granted pursuant to the Agreement and upon payment of the option exercise price in accordance with the terms of the Agreement, will be legally issued, fully paid and nonassessable.

     This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Colorado. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
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                                     Ballard Spahr Andrews & Ingersoll, LLP